Management's Assertion on Compliance with Regulation AB Criteria

Re: Assessment of Compliance for services provided pursuant to the Pooling and Servicing Agreements entered into by CWCapital Asset Management LLC for the period ended December 31, 2012.

CWCapital Asset Management LLC ("CWAM") is responsible for assessing compliance with applicable servicing criteria set forth in Item 1122 (d) of Regulation AB of the Securities and Exchange Commission for the securitizations issued beginning in January 2006, as listed on Appendix A.

CWAM has assessed the Company's compliance with the applicable servicing criteria as of December 31, 2012 and for the period from January 1, 2012 to December 31, 2012. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB, excluding the criteria set forth in Item 1122 (d)(1)(iii), (d)(3)(i)(b), (d)(3)(i)(c), (d)(3)(i)(d), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(i), (d)(4)(v), (d)(4)(ix), (d)(4)(x), (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), (d)(4)(xiv), and (d)(4)(xv) of Regulation AB which CWAM has concluded are not applicable to the activities it performs. With respect to applicable servicing criteria (d)(1)(ii), (d)(2)(vi), (d)(4)(iii), and (d)(4)(iv), the CWAM has determined that there were no occurrences of events that would require CWAM to perform such activities. The securitizations covered by this report include all securitizations wherein CWAM is named as the Special Servicer for securitizations issued beginning in January 2006, as listed in Appendix A (the "Platform").

Based on such assessment, management believes that, as of December 31, 2012 and for the period January 1, 2012 through December 31, 2012, CWAM has complied in all material respects with the servicing criteria set forth in Item 1122 (d), except for servicing criteria 1122 (d)(1)(iii), (d)(3)(i)(b), (d)(3)(i)(c), (d)(3)(i)(d), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(i), (d)(4)(v), (d)(4)(ix), (d)(4)(x), (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), (d)(4)(xiv), and (d)(4)(xv), which CWAM has determined as being inapplicable to the activities it performs with respect to the Platform.

KPMG LLP, an independent registered public accounting flrm, has issued an attestation report on the assessment of compliance with the applicable servicing criteria as of December 31, 2012 and for the period from January 1, 2012 to December 31, 2012.

CWCapital Asset Management LLC

By:	/s/ David B. Iannarone	Date:	2/26/13
David B. Iannarone
President

By:	/s/ Ian Walker	Date:	2/26/13
Ian Walker
Senior Vice President

7501 Wisconsin Avenue, Suite 500 West, Bethesda, MD 20814
www.cwcapital.com

Management’s Assertion on Compliance with Regulation AB Criteria

Appendix A

BACM 2006-3

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-3

BACM 2006-6

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-6

BACM 2007-1

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1

BACM 2008-1

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2008-1

CD 2007-CD4

CD 2007-CD4 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD4

CGCMT 2007-C6

Citigroup Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6

COBALT 2006-C1

COBALT CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1

COBALT 2007-C2

COBALT CMBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2

COBALT 2007-C3

COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3

COMM 2006-C7

Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-C7 Commercial Mortgage Pass-Through Certificates

COMM 2012-LC4

Deutsche Mortgage & Asset Receiving Corporation, COMM 2012-LC4 Commercial Mortgage Pass-Through Certificates

GMAC 2006-C1

GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2006-C1

GSMS 2012-GC6

GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2012-GC6

GSMSC 2006-GG8

GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2006-GG8 and Companion Loan Noteholders

GSMSC 2007-GG10

GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2007-GG10

JPMC 2006-CIBC17

J.P. Morgan Chase Commercial Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2006-CIBC17

JPMC 2006-LDP6

J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP6

JPMC 2006-LDP9

J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9

JPMC 2007-LDP11

J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-LDP11

JPMC 2008-C2

J.P. Morgan Chase Commercial Mortgage Securities Trust 2008-C2, Commercial Mortgage Pass-Through Certificates, Series 2008-C2

LBCMT 2007-3

LB Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3

LBUBS 2006-C4

LB-UBS Commercial Mortgage Trust 2006-C4, Commercial Mortgage Pass-Through Certificates, Series 2006-C4

LBUBS 2006-C7

LB-UBS Commercial Mortgage Trust 2006-C7, Commercial Mortgage Pass-Through Certificates, Series 2006-C7

LBUBS 2007-C1

LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1

LBUBS 2008-C1

LB-UBS Commercial Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through Certificates, Series 2008-C1

ML-CFC 2006-2

ML-CFC Commercial Mortgage Trust 2006-2, Commercial Mortgage Pass-Through Certificates, Series 2006-2

ML-CFC 2007-5

ML-CFC Commercial Mortgage Trust 2007-5, Commercial Mortgage Pass-Through Certificates, Series 2007-5

ML-CFC 2007-6

ML-CFC Commercial Mortgage Trust 2007-6, Commercial Mortgage Pass-Through Certificates, Series 2007-6

MLMT 2006-C1

Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1

MSCI 2007-HQ13

Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-HQ13

UBS 2012-C2

UBS-Barclays Commercial Mortgage Trust 2012-C2

WBCMT 2006-C23

Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23

WBCMT 2006-C25

Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C25

WBCMT 2006-C26

Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26

WBCMT 2006-C28

Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28

WBCMT 2006-WHALE7

Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-WHALE7

WBCMT 2007-C30

Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30

WBCMT 2007-C32

Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32

WBCMT 2007-C34

Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C34